UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On October 30, 2017, Enovation Controls, LLC (“Enovation”) entered into a Real Estate Contract (the “Contract”) with Legacy Capital Group to purchase the manufacturing facility and corporate offices that are currently being leased. The property is comprised of real property, an approximately 141,624 sq. ft. manufacturing facility, and a two-story office building of approximately 31,744 sq. ft., together with all easements, right-of-ways, parking, access rights and appurtenances thereto (collectively, the “Property”). The purchase price for the Property is $11,250,000.

Enovation expects to fund the purchase price through an intercompany loan provided by its parent, Sun Hydraulics Corporation. Enovation paid a $1,125,000 escrow deposit that is fully refundable during the 60 day inspection period if Enovation terminates the Contract prior to closing.

Pursuant to the Contract, the closing is scheduled to occur no later than December 29, 2017. The closing is subject to a number of customary closing conditions, including, but not limited to, (i) a satisfactory due diligence period (in Enovation’s sole discretion) and (ii) the compliance by the parties with their respective covenants in the Contract. There is no assurance that the acquisition of the Property will close on the anticipated terms or at all.

The foregoing description of the real estate purchase and sale does not purport to be complete and is qualified in its entirety by reference to the Real Estate Contract, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

      99.1 Real Estate Contract dated October 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated:  November 1, 2017

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